SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 18, 1997

                          MORGAN STANLEY CAPITAL I INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                      333-46723                13-3291626
(State or Other                 (Commission File Number)  (I.R.S. Employer
Jurisdiction Incorporation)                               Identification Number)

                           ---------------------------
                                  1585 Broadway
                                    2nd Floor
                            New York, New York 10036
                          (principal executive offices)
                                 (212) 761-4000

Item 5. OTHER EVENTS

Description of the Certificates

     Morgan Stanley Capital I Inc. (the "Depositor") will cause to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Commission's Rule 424 a Prospectus Supplement and the Prospectus filed as part of Registration Statement, File No. 333-46723, in connection with the Depositor's issuance of a series of certificates, entitled Aetna Mortgage Trust Multiclass Pass-Through Certificates, Series 1997-ALIC (the "Certificates"), to be issued pursuant to a pooling and servicing agreement among the Depositor, Midland Loan Services, L.P., as master servicer, Aetna Life Insurance Company, as special servicer and State Street Bank and Trust Company, as Trustee.

Computational Materials

     Morgan Stanley & Co. Incorporated as underwriter of certain of the Certificates (the "Underwriter") has provided certain prospective purchasers of the Class A-1A, Class A-1B, Class A- 2, Class B, Class C, Class D, Class E and Class IO Certificates (collectively, the "Offered Certificates") with certain yield tables and other computational materials, collateral term sheets and structural term sheets (the "Computational Materials") in written form, which Computational Materials are in the nature of data tables and term sheet information relating to the assets of the trust fund in which the Certificates represent beneficial ownership, the structure of the Certificates and terms of certain classes of Certificates, and the hypothetical characteristics and hypothetical performance of certain classes of Certificates based on collateral information provided by Aetna Life Insurance Company and under certain assumptions and scenarios.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Not applicable

     (b)  Not applicable

     (c)  Exhibits



EXHIBIT NO. 99 DESCRIPTION

     Computational Materials (as defined in Item 5) that have been provided by Morgan Stanley & Co. Incorporated to certain prospective purchasers of the Offered Certificates.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 17, 1997


MORGAN STANLEY & CO. INCORPORATED


By:   /s/ Russell Rahbany
      -------------------
Name:  Russell Rahbany
Title: Vice President